Exhibit 10.1

AMERICAN INTERNATIONAL GROUP, INC.

RELEASE AND RESTRICTIVE COVENANT AGREEMENT

This Release and Restrictive Covenant Agreement (the “Agreement”) is entered into by and between Siddhartha Sankaran (the “Employee”) and American International Group, Inc., a Delaware Corporation (the “Company”).

Each term defined in the American International Group, Inc. 2012 Executive Severance Plan (the “Plan”) has the same meaning when used in this Agreement.

I.	Termination of Employment and Transition Period

The Employee’s service as Chief Financial Officer and Executive Vice President of the Company ceased on December 5, 2018 (the “Transition Date”). From the Transition Date until February 28, 2019 (or such later date as may be mutually agreed, the “Scheduled Termination Date”), the Employee will serve as an advisor to the Company with the primary duty of assisting in the transition of the Chief Financial Officer function. The Employee’s employment with the Company and each of its subsidiaries and controlled affiliates (collectively “AIG”) shall terminate on the Scheduled Termination Date, or such earlier date as the Employee’s employment terminates (the “Termination Date”). As of the Termination Date, the Employee shall cease performing the Employee’s employment duties and responsibilities for AIG and shall no longer report to work for AIG. For purposes of this Agreement, the term “controlled affiliates” means an entity of which the Company directly or indirectly owns or controls a majority of the voting shares.

II.	Severance

Provided that (i) Employee executes this Agreement within 21 days and does not revoke, (ii) Employee executes a Supplemental Release (as defined herein in Section XIV.E and attached hereto at Schedule 2) within 21 days after the Termination Date but in no event earlier than the Termination Date and does not revoke (the date the Supplemental Release becomes irrevocable, the “Effective Date”), (iii) Employee has not resigned his employment prior to the Scheduled Termination Date and (iv) the Company has not terminated Employee’s employment for Cause prior to the Scheduled Termination Date, the Employee shall receive a lump sum severance payment in the gross amount of $4,380,000, less applicable tax withholdings paid out in a lump sum as soon as practicable following the Effective Date but in no event later than March 15th of the year immediately following the Termination Year in accordance with Section IV.B(2) of the Plan. The Employee shall also receive an annual short-term incentive bonus for 2018 if such bonus has not been paid as of the date of termination calculated in accordance with Section IV.B(1)(a) of the Plan and payable when such incentives are regularly paid to similarly-situated active employees. Any bonus or incentive compensation paid to Employee is subject to the AIG Clawback Policy in effect on the date hereof.

The Employee shall also be entitled to a Supplemental Health & Life Payment of $40,000 which may, among other things, be payable towards COBRA and life insurance coverage after the Termination Date and shall be paid at or around the same time as the severance payment. The Employee shall also be paid accrued wages, reimbursed expenses, and any accrued, unused paid time off (“PTO”) as of the Termination Date. The Employee shall not accrue any PTO after the Termination Date.

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III.	Deferred Compensation Plans

A.	Long Term Incentive Plans

For purposes of the AIG Long Term Incentive Plans (“LTIP”), Employee’s termination will be considered a termination without Cause (as defined in the LTIP) as of the Termination Date, and Employee shall retain any rights that Employee may have under the LTIP for payment of awards under a termination without Cause. All of the Employee’s long-term incentive awards have been granted under the LTIP. Under the termination rules of the LTIP, if a participant is terminated without Cause, the grant will immediately vest.

Employee’s outstanding LTI awards under the LTIP are fully vested. Employee’s earned Performance Share Units (“PSUs”), and RSUs will be delivered at the normal delivery dates, in accordance with the terms of the LTIP and the award agreements governing the grants, as applicable.  Stock Options, if any, are fully vested and will remain exercisable for three years following Employee’s date of termination.

Employee was approved for a 2017 continuity award grant under the LTIP of RSUs (“Continuity RSUs”). Under the termination rules of the award agreement governing the grant, if a participant is terminated without Cause, the grant will immediately vest and become payable. Employee’s Continuity RSUs will be delivered in one tranche, in AIG stock (although the Company reserves the right to pay in cash), as soon as practicable following the Effective Date.

The Company is required to withhold FICA taxes (including Social Security and Medicare taxes) for US employees within the calendar year that the RSU and/or PSU awards are earned and vested, even though these awards may have not yet been delivered.  Subject to and in accordance with Section 409A of the Code, AIG will withhold shares from Employee’s outstanding earned and vested LTI awards to cover Employee’s FICA tax obligation for these awards.  This withholding will cover the full FICA obligation related to these awards, and no further FICA will be withheld once these shares are subsequently delivered to Employee.

Any long term incentive compensation paid to Employee is subject to the AIG Clawback Policy in effect on the date hereof.

B.	Enforcement

The Employee agrees that if the Employee fails to fulfill the Employee’s duties under Sections VI and X below, the Employee will forfeit the right to receive any of the payments or benefit enhancements set forth in this Section III that the Employee would not otherwise be entitled to receive under the terms and conditions of the Plan (and the Company shall be entitled to immediately cease paying any such amounts remaining due or providing any such benefits to the Employee pursuant to this Section III) and, to the extent that any such payments already have been made to the Employee or benefit enhancements already implemented at or prior to the time of the Employee’s failure to satisfy any such condition, the Employee must immediately return to the Company all such sums already paid to the Employee.

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C.	Withholdings

All payments (whether in cash, shares or otherwise) provided for under Section III of this Agreement are subject to applicable tax withholdings.

IV.	Other Benefits

Nothing in this Agreement modifies or affects any of the terms of any benefit plans or programs (defined as medical, life, pension and 401(k) plans or programs and including, without limitation, the Company’s right to alter the terms of such plans or programs). No further deductions or employer matching contributions shall be made on behalf of the Employee to the Incentive Savings Plan (“ISP”) as of the last day of the pay period in which the Termination Date occurs.

After the Termination Date, the Employee shall no longer participate or be eligible for coverage under the Short-Term and Long-Term Disability programs, and the ISP. After the Termination Date, the Employee may decide, under the ISP, whether to elect a rollover or distribution of the Employee’s account balance or to keep the account balance in the ISP.

As set forth in Section IV.D of the Plan, the Employee shall be entitled to continued health insurance coverage under COBRA for a period in accordance with the requirements under COBRA unless the Employee is or becomes ineligible under the provisions of COBRA for continuing coverage. The Employee shall be solely responsible for paying the full cost of the monthly premiums for COBRA coverage. In addition, the Employee shall be entitled to one (1) year of additional service credit and credit for additional age solely for purposes of determining the Employee’s eligibility to participate in any Company Retiree Medical program and, if eligible, may choose to participate in such Company Retiree Medical program as of the Termination Date at the applicable rate or pay for COBRA coverage.

The Company agrees to provide outplacement services to Employee with RiseSmart in accordance with the terms of the contract between the Company and RiseSmart. However, such services shall commence only at the request of Employee to RiseSmart no later than one year following the Termination Date.

Except as set forth in this Agreement and Sections IV.D and E of the Plan there are no other payments or benefits due to the Employee from the Company. The Employee acknowledges and agrees that the Company has made no representations to the Employee as to the applicability of Code section 409A to any of the payments or benefits provided to the Employee pursuant to the Plan or this Agreement.

The payments and benefits provided under this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code”), and this Agreement shall be interpreted in accordance with such intent Each payment under this Agreement will be treated as a separate payment for purposes of Section 409A of the Code. If at the time of the Employee’s separation from service, (A) Employee is a specified employee (within the meaning of Section 409A of the Code), and (B) if an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid additional taxes or interest under Section 409A of the Code, then AIG will not pay such amount on the otherwise scheduled payment date but will instead pay it in a lump sum on the first business day after such six-month period (or upon Employee’s death).

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In addition, the Employee will continue to be entitled to the indemnification rights contained in Section 10 of his Offer Letter, dated November 3, 2010. AIG agrees that any future communications concerning Employee’s departure will be consistent with statements already made by AIG regarding Employee’s departure. The Employee will be permitted to remove his personal effects from AIG premises. AIG will prepare and deliver to the Employee an Outlook .csv file copy of his Calendar and Contacts, following a review by the Company. The Company agrees to engage in discussion with Employee regarding his retention of Employee’s personal emails. AIG will pay or reimburse the Employee for reasonable attorney’s fees incurred in connection with the negotiation of this Agreement.

V.	Release of Claims

In consideration of the payments and benefits described in Section IV of the Plan and Section II and III of this Agreement, to which the Employee agrees the Employee is not entitled until and unless the Employee executes this Agreement and executes the Supplemental Release in accordance with Section XIV.E of the Agreement,, the Employee, for and on behalf of the Employee and the Employee’s heirs and assigns, subject to the following two sentences hereof, agrees to all the terms and conditions of this Agreement and hereby waives and releases any common law, statutory or other complaints, claims, or causes of action of any kind whatsoever, both known and unknown, in law or in equity, which the Employee ever had, now has or may have against AIG and its shareholders (other than C.V. Starr & Co., Inc. and Starr International Company, Inc.), successors, assigns, directors, officers, partners, members, employees, agents, benefit plans, or the Plan (collectively, the “Releasees”) arising on or before the date of Employee’s execution of this Agreement, including, without limitation, any complaint, or cause of action arising under federal, state or local laws pertaining to employment, including the Age Discrimination in Employment Act of 1967 (“ADEA,” a law which prohibits discrimination on the basis of age), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, all as amended; and all other federal, state, local and foreign laws and regulations. By signing this Agreement, the Employee acknowledges that the Employee intends to waive and release any rights known or unknown that the Employee may have against the Releasees under these and any other laws; provided that the Employee does not waive or release claims with respect to the right to enforce the Employee’s rights under this Agreement (including without limitation any LTIP award agreements awarded to the Employee) or with respect to any rights to indemnification under the Company’s Charter and by-laws, other agreement or plan or at law, or rights to directors and officers liability insurance coverage or with respect to claims that the law does not permit Employee to waive by signing this Agreement or with respect to any claim against an AIG shareholder that is unrelated to Employee’s employment or termination thereof (collectively the “Unreleased Claims”). Nothing herein modifies or affects any vested rights that Employee may have under any applicable retirement plan, 401(k) plan, incentive plan, insurance agreement or deferred compensation plan; nor does this Agreement and Release confer any such rights, which are governed by the terms of the respective plans (and any agreements under such plans).

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VI.	Proceedings

The Employee acknowledges that the Employee has not filed any complaint, charge, claim or proceeding, except with respect to an Unreleased Claim, if any, against any of the Releasees before any local, state or federal agency, court or other body (each individually a “Proceeding”). The Employee represents that the Employee is not aware of any basis on which such a Proceeding could reasonably be instituted. By signing this Agreement the Employee:

(a) Acknowledges that the Employee shall not initiate or cause to be initiated on his/her behalf any Proceeding and shall not participate in any Proceeding, in each case, except as set forth below or as required by law; and

(b) Waives any right to recover any monetary damages or other individual relief arising out of any Proceeding.

Notwithstanding the above, nothing in this Agreement, including, without limitation, Sections V, VI and X of this Agreement, shall:

(x) limit or affect the Employee’s right to challenge the validity of the Employee’s release set forth in Section V above under the ADEA or Older Workers Benefit Protection Act or

(y) prevent the Employee from filing a charge or complaint with or participating in any investigation or proceeding conducted by the EEOC, National Labor Relations Board, or other federal, state or local governmental or regulatory agencies.

VII.	Time to Consider

The payments and benefits payable to the Employee under this Agreement include consideration provided to the Employee over and above anything of value to which the Employee already is entitled. The Employee acknowledges that the Employee has been advised that the Employee has 21 days from the date of the Employee’s receipt of this Agreement to consider all the provisions of this Agreement.

THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW THE EMPLOYEE IS GIVING UP CERTAIN RIGHTS WHICH THE EMPLOYEE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN SECTION V OF THIS AGREEMENT AND THE OTHER PROVISIONS HEREOF. THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT, AND THE EMPLOYEE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

VIII.	Revocation

The Employee hereby acknowledges and understands that the Employee shall have seven days from the date of the Employee’s execution of this Agreement to revoke this Agreement (including, without limitation, any and all claims arising under the ADEA) by providing written notice of revocation delivered to Annette Bernstein, Chief Labor and Employment Counsel, American International Group, Inc., 80 Pine Street, 13th Floor, New York, New York 10005, no later than 5:00 p.m. on the seventh day after the Employee has signed the Agreement. Neither the Company nor any other person is obligated to provide any benefits to the Employee pursuant to Section IV of the Plan or this Agreement until eight days have passed since the Employee’s signing of this Agreement without the Employee having revoked this Agreement. If the Employee revokes this Agreement pursuant to this Section, the Employee shall be deemed not to have accepted the terms of this Agreement, and no action shall be required of AIG under any section of this Agreement. This Agreement will not become effective and enforceable until the eighth day after Employee’s signature (if not revoked pursuant to the terms of this paragraph.)

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IX.	No Admission

This Agreement does not constitute an admission of liability or wrongdoing of any kind by the Employee or AIG.

X.	Restrictive Covenants

A.	Non-Solicitation/Non-Competition

The Employee acknowledges and recognizes the highly competitive nature of the businesses of AIG and accordingly agrees as follows:

1. During the period commencing on the Employee’s Termination Date and ending on the one-year anniversary of such date (the “Restricted Period”), the Employee shall not, directly or indirectly, regardless of who initiates the communication, solicit, participate in the solicitation or recruitment of, or in any manner encourage or provide assistance to, any employee, consultant, registered representative, or agent of AIG to terminate his or her employment or other relationship with AIG or to leave its employ or other relationship with AIG for any engagement in any capacity or for any other person or entity, without AIG’s written consent.

2. During the period commencing on the Employee’s Termination Date and ending on the six-month anniversary of such date, the Employee shall not, directly or indirectly:

(a) Enter the employ of, or render any services to, any Competitive Business (defined below);

(b) Acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(c) Interfere with business relationships between AIG and customers or suppliers of, or consultants to AIG.

3. For purposes of this Section X, a “Competitive Business” means the following companies, including all subsidiaries, affiliates and associated entities of such companies: Aetna, Inc., AFLAC, The Allstate Corporation, American Express Company, Ameriprise Financial, Inc., Bank of America Corporation, Bank of New York Mellon, BlackRock, Inc., Capital One Financial Corp., Chubb Group, CIGNA Corporation, Citigroup Inc., Hartford Financial Services, Invesco Ltd., JP Morgan Chase & Co., Lincoln National Corporation, Marsh & McLennan Companies, Inc., MetLife Inc., Principal Financial Group, Inc., Prudential Financial Inc., T. Rowe Price Group, Inc., The Travelers Companies Inc., U.S. Bancorp, Wells Fargo & Company and Berkshire Hathaway Inc.

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4. Notwithstanding anything to the contrary in this Agreement, the Employee may directly or indirectly, own, solely as an investment, securities of any person engaged in the business of AIG which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Employee (a) is not a controlling person of, or a member of a group which controls, such person and (b) does not, directly or indirectly, own one percent or more of any class of securities of such person.

5. The Employee understands that the provisions of this Section X.A may limit the Employee’s ability to earn a livelihood in a business similar to the business of AIG but the Employee nevertheless agrees and hereby acknowledges that:

(a) Such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of AIG;

(b) Such provisions contain reasonable limitations as to time and scope of activity to be restrained;

(c) Such provisions are not harmful to the general public; and

(d) Such provisions are not unduly burdensome to the Employee. In consideration of the foregoing and in light of the Employee’s education, skills and abilities, the Employee agrees that he shall not assert that, and it should not be considered that, any provisions of Section X.A otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

6. It is expressly understood and agreed that, although the Employee and the Company consider the restrictions contained in this Section X.A to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Section X.A or elsewhere in this Agreement is an unenforceable restriction against the Employee, the provisions of the Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

B.	Nondisparagement

The Employee agrees (whether during or after the Employee’s employment with AIG) not to issue, circulate, publish or utter any disparaging statements, remarks or rumors about the Releasees. Nothing herein shall prevent Employee from making or publishing any truthful statement (a) when required by law, subpoena or court order, (b) in the course of any legal, arbitral or regulatory proceeding, (c) to any governmental authority, regulatory agency or self-regulatory organization, or (d) in connection with any investigation by AIG. The Company shall instruct Brian Duperreault and each of the AIG Executive Leadership Team that they should not make any disparaging statements about the Employee. Nothing herein shall prevent Brian Duperreault and each of the AIG Executive Leadership Team from making or publishing any truthful statement about Employee (a) when required by law, subpoena or court order, (b) in the course of any legal, arbitral or regulatory proceeding, (c) to any governmental authority, regulatory agency or self-regulatory organization, (d) in connection with any investigation by AIG, or (e) to the extent reasonably necessary in the ordinary course of business.

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C.	Code of Conduct

The Employee agrees to abide by all of the terms of the Company’s Code of Conduct or the Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics that continue to apply after termination of employment.

D.	Confidentiality/Company Property

The Employee acknowledges that, except to the extent that the terms hereof shall otherwise be or have been disclosed publicly by AIG, the disclosure of this Agreement or any of the terms hereof could prejudice AIG and would be detrimental to AIG’s continuing relationship with its employees. Accordingly, the Employee agrees not to discuss or divulge either the existence or contents of this Agreement (except, if required, Employee may disclose the contents of Section X.A only, in connection with prospective employment) to anyone other than the Employee’s immediate family, attorneys, tax and financial advisors, governmental authorities or as may be legally required, and further agrees to use the Employee’s commercially reasonable best efforts to ensure that none of Employee’s immediate family, attorneys or tax and financial advisors will reveal its existence or contents to anyone else.

The Employee shall not, without the prior written consent of AIG, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity, any “Confidential Information” (as defined below), or any “Personal Information” (as defined below); provided that the Employee may disclose Confidential Information or Personal Information when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of AIG, as the case may be, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Employee to divulge, disclose or make accessible such information; provided, further, that in the event that the Employee is ordered by a court or other government agency to disclose any Confidential Information or Personal Information, the Employee shall (if permitted to do so by applicable law):

(a) Promptly notify AIG of such order;

(b) At the written request of AIG, diligently contest such order at the sole expense of AIG; and

(c) At the written request of AIG, seek to obtain, at the sole expense of AIG, such confidential treatment as may be available under applicable laws for any information disclosed under such order.

Nothing herein shall prevent Employee from making or publishing any truthful statement without prior notice to the Company to any governmental authority, regulatory agency or self-regulatory organization, or in connection with any investigation by the Company.

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Upon the Termination Date the Employee shall return AIG property, including, without limitation, files, records, disks and any media containing Confidential Information or Personal Information. For purposes of this Section X.D:

“Confidential Information” means an item of information or a compilation of information in any form (tangible or intangible), related to AIG’s business that AIG has not made public or authorized public disclosure of, and that is not generally known to the public through proper means. Confidential Information includes, but is not limited to: (a) business plans and analysis, customer and prospective customer lists, personnel, staffing and compensation information, marketing plans and strategies, research and development data, financial data, operational data, methods, techniques, technical data, know-how, innovations, computer programs, un-patented inventions, and trade secrets; and (b) information about the business affairs of third parties (including, but not limited to, customers and prospective customers) that such third parties provide to Company in confidence.

“Personal Information” shall mean any information concerning the personal, social or business activities of the officers or directors of the Company.

E.	Developments

Developments shall be the sole and exclusive property of AIG. The Employee agrees to, and hereby does, assign to AIG, without any further consideration, all of the Employee’s right, title and interest throughout the world in and to all Developments. The Employee agrees that all such Developments that are copyrightable may constitute works made for hire under the copyright laws of the United States and, as such, acknowledges that AIG is the author of such Developments and owns all of the rights comprised in the copyright of such Developments. The Employee hereby assigns to AIG without any further consideration all of the rights comprised in the copyright and other proprietary rights the Employee may have in any such Development to the extent that it might not be considered a work made for hire. The Employee shall make and maintain adequate and current written records of all Developments and shall disclose all Developments promptly, fully and in writing to the Company promptly after development of the same, and at any time upon request.

“Developments” shall mean all discoveries, inventions, ideas, technology, formulas, designs, software, programs, algorithms, products, systems, applications, processes, procedures, methods and improvements and enhancements conceived, developed or otherwise made or created or produced by the Employee alone or with others, and in any way relating to the business or any proposed business of AIG of which the Employee has been made aware, or the products or services of AIG of which the Employee has been made aware, whether or not subject to patent, copyright or other protection and whether or not reduced to tangible form, at any time during the Employee’s employment with AIG.

F.	Cooperation

The Employee agrees (whether during or after the Employee’s employment with AIG) that, if served with a subpoena or order that would compel Employee to testify or respond to any regulatory inquiry, investigation, administrative proceeding or judicial proceeding regarding or in any way relating to the Releasees, including but not limited to any proceeding before or investigation by the EEOC concerning Employee’s employment with AIG, to send immediately (but in no event later than three (3) business days after Employee has been so served or notified) a written notification, and provide a copy of the subpoena or order, by overnight mail to General Counsel, American International Group, Inc., 80 Pine Street, 13th Floor, New York, New York 10005. Employee further agrees to cooperate with AIG in connection with any litigation or legal proceeding or any investigatory or regulatory matters in which the Employee may have relevant knowledge or information. This cooperation shall include, without limitation, the following:

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(a) To meet and confer, at a time mutually convenient to the Employee and AIG, with AIG’s designated in-house or outside attorneys for purposes of assisting with any litigation or legal proceeding or any investigatory or regulatory matters, including answering questions, explaining factual situations, preparing to testify, or appearing for interview, deposition, or trial testimony, without the need for AIG to serve a subpoena for such appearance and testimony; and

(b) To give truthful sworn statements to AIG’s attorneys upon their request and, for purposes of any deposition or other testimony in any litigation or legal proceeding or any investigatory or regulatory matters, to adopt AIG’s attorneys as the Employee’s own at AIG’s expense (provided that there is no conflict of interest that would disqualify the attorneys from representing the Employee), and to accept their instructions at deposition relating to any privileged or confidential communications or information. If any such conflict, disadvantage or prejudice exists, then Employee shall hire his own attorney at AIG’s reasonable expense.

The Company agrees to reimburse the Employee for reasonable out-of-pocket expenses necessarily incurred by the Employee in connection with the cooperation set forth in this paragraph. For the avoidance of doubt, reasonable out-of-pocket expenses do not include any attorneys’ fees and expenses incurred by the Employee in connection with the cooperation set forth in this paragraph. Any such legal fees and costs for the retention of separate counsel, including issues of advancement and indemnification, are separately governed by the applicable AIG Company by-laws.

The restrictive covenants in this Section X are the only restrictive covenants that apply to the Employee.

XI.	Enforcement and Clawback

If (a) at any time the Employee materially breaches Sections VI, X.B or X.D of this Agreement (b) within one (1) year of the expiration of any restrictive covenant described in Section X.A of this Agreement, AIG determines that the Employee breached such restrictive covenant, or (c) within one year of the first payment date for any Severance benefit due under the terms of the Plan, AIG determines that grounds existed, on or prior to the Termination Date, including prior to the Effective Date of the Plan, for AIG to terminate the Employee’s employment for Cause, then: (x) no further payments or benefits shall be due to the Employee under this Agreement and/or the Plan; and (y) the Employee shall be obligated to repay to AIG, immediately and in a cash lump sum, the amount of any Severance benefits (other than any amounts received by the Employee under Section IV.D through F of the Plan) previously received by the Employee under this Agreement and/or the Plan (which shall, for the avoidance of doubt, be calculated on a pre-tax basis); provided that the Employee shall in all events be entitled to receive accrued wages and expense reimbursement and accrued but unused vacation pay as set forth in Section IV.A of the Plan.

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The Employee acknowledges and agrees that AIG’s remedies at law for a breach or threatened breach of any of the provisions of Sections X.A, B, D and E of this Agreement would be inadequate, and, in recognition of this fact, the Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, AIG, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. In addition, AIG shall be entitled to immediately cease paying any amounts remaining due or providing any benefits to the Employee pursuant to Section IV of the Plan upon a determination by the “Plan Administrator” (as defined in the Plan) that the Employee has violated any provision of Section X of this Agreement, subject to payment of all such amounts upon a final determination, by a court of competent jurisdiction, that the Employee had not violated Section X of this Agreement.

XII.	Resignation From Board of Directors

The Employee will resign from his/her directorship of the Company and each of its subsidiaries and affiliates (and all other directorships, offices, and trusteeships, held in connection with his/her employment) by signing, dating and returning a letter in the form attached to this Agreement at Schedule 1 to Annette Bernstein, American International Group, Inc., 80 Pine Street, Floor 13, New York, NY 10005 and undertakes to execute all further documents and do such further things as are necessary in order to give full effect to such resignations. The Employee acknowledges and agrees that the Severance benefit and the Supplemental Health & Life Payment set forth in Section II of this Agreement are contingent upon Employee executing and returning such resignation letter.

XIII.	Inquiries From Prospective Employers

Employee agrees that Employee will direct any inquiries from prospective employers to The Work Number, at www.theworknumber.com, and the Company agrees that, in response to any such inquiries, The Work Number will only provide information regarding the dates of Employee’s employment and last job title, and shall inform the inquirer that it is company policy to provide only that information regarding former employees. Employee will need to provide Employee’s Social Security Number and the AIG Employer Code (AIG-12573) to facilitate these inquiries.

XIV.	General Provisions

A.	No Waiver; Severability

A failure of the Company or any of the Releasees to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. If any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Agreement shall remain valid and binding upon the Employee and the Releasees.

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B.	Governing Law

TO THE EXTENT THAT U.S. FEDERAL LAW DOES NOT APPLY, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OR THE CONFLICT OF LAWS PROVISIONS OF ANY OTHER JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF NEW YORK. THE EMPLOYEE CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN NEW YORK.

C.	Entire Agreement/Counterparts

This Agreement constitutes the entire understanding and agreement between the Company and the Employee with regard to all matters herein. There are no other agreements, conditions, or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing, signed by the parties hereto. This Agreement may be signed in counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be returned via mail or e-mail. An electronically transmitted signature shall be treated as an original signature for all purposes.

D.	Notice

For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered: (a) personally; (b) by overnight courier service; (c) by facsimile transmission; or (d) by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses, as set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith; provided that notice of change of address shall be effective only upon receipt. Notices shall be deemed given as follows: (x) notices sent by personal delivery or overnight courier shall be deemed given when delivered; (y) notices sent by facsimile transmission shall be deemed given upon the sender’s receipt of confirmation of complete transmission; and (z) notices sent by United States registered mail shall be deemed given two days after the date of deposit in the United States mail.

If to the Employee, to the address as shall most currently appear on the records of the Company, with a copy to:

Dechert LLP

Three Bryant Park

1095 Avenues of the Americas

New York, NY 10036

Attn: Andrew Levander, Esq.

Stephen W. Skonieczny, Esq.

If to the Company, to:

American International Group, Inc.

80 Pine Street, 13th floor

New York, NY 10005

Fax: 877-481-4969

Attn: Annette Bernstein, Esq.

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E.	Supplemental Release

The Employee will execute a supplemental release agreement with the Company in the form attached at Schedule 2 (the "Supplemental Release") within 21 days after the Termination Date but in no event earlier than the Termination Date. If the Supplemental Release is not executed by the Employee within such time period or if the Employee revokes the Supplemental Release, the Employee will be deemed to have failed to comply with his obligations under this Agreement and will not be entitled to receive the payments and benefits described in Section II and Section III of this Agreement. The Employee will not be required to sign any release agreement other than this Agreement and the Supplemental Release.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

Siddhartha Sankaran

By:
Name:		Date:
Title:

AMERICAN INTERNATIONAL GROUP, INC.

By:
	Luciana Fato	Date:
General Counsel,
Interim Chief Human Resources Officer

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SCHEDULE 1

MEMORANDUM

To:	Whom it May Concern

From:	Siddhartha Sankaran

Re:	Resignation

Effective as of the Termination Date, I hereby tender my resignation as officer and/or director of American International Group, Inc. and its subsidiaries or affiliates. This resignation is effective for American International Group, Inc. and all of its direct and indirect subsidiaries in which I hold the title of director, trustee, officer, committee member, authorized agent or any other positions of which I am a designated signer.

Date:
Siddhartha Sankaran
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SCHEDULE 2

AMERICAN INTERNATIONAL GROUP, INC.
SUPPLEMENTAL RELEASE AGREEMENT

This Supplemental Release Agreement (the “Supplemental Agreement”) is entered into by and between Siddartha Sankaran (the “Employee”) and American International Group, Inc., a Delaware Corporation (the “Company”).

I.	Release

In consideration of the payments and benefits described in Section IV of the Plan and Section II and III of the Release and Restrictive Covenant Agreement entered into by and between Siddartha Sankaran (the “Employee”) and American International Group, Inc., a Delaware Corporation (the “Company”) (the “Agreement”), to which the Employee agrees the Employee is not entitled until and unless the Employee executes this Supplemental Agreement, the Employee, for and on behalf of the Employee and the Employee’s heirs and assigns, subject to the following two sentences hereof, agrees to all the terms and conditions of this Supplemental Agreement and the Agreement and hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action of any kind whatsoever, both known and unknown, in law or in equity, which the Employee ever had, now has or may have against AIG and its shareholders (other than C.V. Starr & Co., Inc. and Starr International Company, Inc.), successors, assigns, directors, officers, partners, members, employees, agents or the Plan (collectively, the “Releasees”), including, without limitation, any complaint, charge or cause of action arising under federal, state or local laws pertaining to employment, including the Age Discrimination in Employment Act of 1967 (“ADEA,” a law which prohibits discrimination on the basis of age), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, all as amended; and all other federal, state, local and foreign laws and regulations. By signing this Agreement, the Employee acknowledges that the Employee intends to waive and release any rights known or unknown that the Employee may have against the Releasees under these and any other laws; provided that the Employee does not waive or release claims with respect to the right to enforce the Employee’s rights under this Agreement (including without limitation any LTIP award agreements awarded to the Employee) or with respect to any rights to indemnification under the Company’s Charter by-laws, other agreement or plan or at law, or rights to directors and officers liability insurance coverage or with respect to claims that the law does not permit Employee to waive by signing this Agreement or with respect to any claim against an AIG shareholder that is unrelated to Employee’s employment or termination thereof (collectively the “Unreleased Claims”). Nothing herein modifies or affects any vested rights that Employee may have under any applicable retirement plan, 401(k) plan, incentive plan, insurance arrangement, or deferred compensation plan; nor does this Agreement and Release confer any such rights, which are governed by the terms of the respective plans (and any agreements under such plans).

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II.	Time to Consider

The payments and benefits payable to the Employee under this Supplemental Agreement and Agreement include consideration provided to the Employee over and above anything of value to which the Employee already is entitled. The Employee acknowledges that the Employee has been advised that the Employee has 21 days from the date of the Employee’s receipt of this Agreement to consider all the provisions of this Agreement.

THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE HAS READ THIS SUPPLEMENTAL AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW THE EMPLOYEE IS GIVING UP CERTAIN RIGHTS WHICH THE EMPLOYEE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN SECTION I OF THIS SUPPLEMENTAL AGREEMENT AND THE OTHER PROVISIONS HEREOF. THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS SUPPLEMENTAL AGREEMENT, AND THE EMPLOYEE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

III.	Revocation

The Employee hereby acknowledges and understands that the Employee shall have seven days from the date of the Employee’s execution of this Supplemental Agreement to revoke this Supplemental Agreement (including, without limitation, any and all claims arising under the ADEA) by providing written notice of revocation delivered to Annette Bernstein, Chief Labor and Employment Counsel, American International Group, Inc., 80 Pine Street, 13th Floor, New York, New York 10005 no later than 5:00 p.m. on the seventh day after the Employee has signed the Supplemental Agreement. Neither the Company nor any other person is obligated to provide any benefits to the Employee pursuant to Section IV of the Plan until eight days have passed since the Employee’s signing of this Supplemental Agreement without the Employee having revoked this Supplemental Agreement. If the Employee revokes this Supplemental Agreement pursuant to this Section, the Employee shall be deemed not to have accepted the terms of this Supplemental Agreement, and no action shall be required of AIG under any section of this Supplemental Agreement.

IV.	General Provisions

A.	Governing Law

TO THE EXTENT THAT U.S. FEDERAL LAW DOES NOT APPLY, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS OR THE CONFLICT OF LAWS PROVISIONS OF ANY OTHER JURISDICTION WHICH WOULD CAUSE THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF NEW YORK. THE EMPLOYEE CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN NEW YORK.

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B.	Entire Agreement/Counterparts

This Supplemental Agreement together with the Agreement constitutes the entire understanding and agreement between the Company and the Employee with regard to all matters herein. There are no other agreements, conditions, or representations, oral or written, express or implied, with regard thereto. This Supplemental Agreement may be amended only in writing, signed by the parties hereto. This Supplemental Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Supplemental Agreement.

Siddhartha Sankaran

By:
Name:		Date:
Title:

AMERICAN INTERNATIONAL GROUP, INC.

By:
	Luciana Fato	Date:
General Counsel,
Interim Chief Human Resources Officer

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